UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2012

CACTUS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52446	88-0378336
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

123 W. Nye Lane, Suite 129
Carson City, Nevada	89706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 770-0217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      .           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      .           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      .           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.

Term Sheet with Actinium Pharmaceuticals, Inc.

On August 30, 2012, Cactus Ventures, Inc. (the “Company”) entered into letter of intent (the “LOI”) with Actinium Pharmaceuticals, Inc. (“Actinium”).  The Company intends to enter into a share exchange agreement with Actinium and the shareholders of Actinium (the “Share Exchange Agreement”), whereby the Actinium shareholders will deliver up to 100% of  their issued and outstanding stock in exchange for 99% of the issued and outstanding stock of the Company (the “Share Exchange”). Upon completion of the share exchange of all Actinium shareholders, Actinium will become a wholly-owned subsidiary of the Company.

The closing of the Share Exchange is subject to certain conditions, including the negotiation and execution of a mutually satisfactory definitive Share Exchange Agreement and the raise of a minimum of $5,000,000 in an equity financing by Actinium at or prior to closing the Share Exchange.

 A copy of the term sheet is attached as Exhibit 99.1 and incorporated herein by this reference.

About Actinium

Actinium is a biopharmaceutical company focused on the $50 billion market for cancer drugs. Actinium’s most advanced products are Actimab™-A, an antibody-drug construct containing actinium 225 (Ac-225) currently in human clinical trials for acute myeloid leukemia and Iomab™-B, an antibody- drug construct containing iodine 131 (I-131) used in myeloconditioning for hematopoietic stem cells transplantation (HSCT) in various indications. Actinium is currently designing a trial which the company intends to submit for registration approval in HSCT in the settings of refractory and relapsed AML in patients over the age of 50. Actinium is developing its cancer drugs using its expertise in radioimmunotherapy. In addition, the Ac-225 based drugs development relies on the patented APIT platform technology co-developed with Memorial Sloan Kettering Cancer Center, one of Actinium’s largest shareholders, through its wholly owned subsidiary. The APIT technology couples monoclonal antibodies (mAb) with extremely potent but comparatively safe alpha particle emitting radioactive isotopes, in particular actinium 225 and bismuth 213. The final drug construct is designed to specifically target and kill cancer cells while minimizing side effects. Actinium intends to develop a number of products for different types of cancer and derive revenue from partnering relationships with large pharmaceutical companies and/or direct sales of its products in specialty markets in the U.S.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed or furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibits.

99.1	Letter of Intent, dated August 30, 2012, by and between Cactus Ventures, Inc. and Actinium Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2012	CACTUS VENTURES, INC.

	By:	/s/ Diane S. Button
Diane S. Button
President and Chief Financial Officer